UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 19, 2014

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

GeoMet, Inc., a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”) on Friday, September 19, 2014, at 10:00 a.m. central time in the San Jacinto Room at 2 Houston Center, located at 909 Fannin Street, Level P2, Houston, Texas, 77010.

Stockholders were asked to consider and vote upon authorizing (i) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to remove the prohibition restricting stockholders from acting by written consent (the “Amendment”) and (ii) the adoption of resolutions that have been adopted by the Company’s board of directors to ratify the Certificate of Amendment to the Certificate of Designations of Series A Convertible Redeemable Preferred Stock of the Company that was filed with the Secretary of State of the State of Delaware on December 21, 2010 (the “Resolution Adoption”), as more fully described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on August 21, 2014.

Under Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s Certificate of Incorporation, and the Company’s Certificate of Designations, the Amendment requires the approval by the holders of (i) at least fifty percent (50%) (as provided in the Company’s Certificate of Designations) of the outstanding shares of the Company’s Series A Convertible Redeemable Preferred Stock (the “Preferred Stock”) voting as a separate class and (ii) a majority of the outstanding shares of the Company’s common stock (the “Common Stock”) including the outstanding shares of Preferred Stock on an as-converted basis voting together with the holders of Common Stock as a single class.  Under Sections 204 and 242 of the DGCL, the Company’s Certificate of Incorporation, and the Company’s Certificate of Designations, the Resolution Adoption requires the approval by the holders of (i) a majority (as provided in Section 242 of the DGCL) of the outstanding shares of the Preferred Stock voting as a separate class and (ii) a majority of the outstanding shares of the Common Stock including the outstanding shares of Preferred Stock on an as-converted basis voting together with the holders of Common Stock as a single class.

Holders of 40,515,020 shares of Common Stock and 49,087,377 shares of Common Stock issuable upon the conversion of 6,381,359 shares of Preferred Stock at the close of business on August 21, 2014, the record date for the Special Meeting (the “Record Date”), were entitled to vote at the Special Meeting, for a total of 89,602,397 shares of Common Stock on an “as-converted” basis.

As of the Record Date, shares of Preferred Stock were convertible into Common Stock at the rate of 7.692307692 shares of Common Stock per share of Preferred Stock, eliminating fractional shares.

To establish a quorum, there must be present in person or by proxy at least (i) a majority of the issued and outstanding shares of Common Stock and Preferred Stock (on an as-converted basis) treated as a single class and (ii) a majority of the issued and outstanding shares of Preferred Stock.  At the Special Meeting, there were present in person or by proxy (i) holders representing 67,180,732 shares of Common Stock and Preferred Stock (on an as-converted basis) treated as a single class, which represented approximately 75.0% of issued and outstanding Common Stock and Preferred Stock (on an as-converted basis), and (ii) holders representing 6,186,449 shares of Preferred Stock, which represented approximately 96.9% of issued and outstanding shares of Preferred Stock.  As such, a quorum was established at the Special Meeting.

The stockholders authorized the Amendment.  The voting results were as follows:

Holders of Preferred Stock (on an as-converted basis) voting together with the holders of Common Stock as a single class:

Votes For	Votes Against	Abstain
60,090,362	6,198,641	891,729

Holders of Preferred Stock as a separate class:

Votes For	Votes Against	Abstain
5,470,009	706,418	10,022

The stockholders authorized the Resolution Adoption.  The voting results were as follows:

Holders of Preferred Stock (on an as-converted basis) voting together with the holders of Common Stock as a single class:

Votes For	Votes Against	Abstain
60,547,605	6,224,727	408,400

Holders of Preferred Stock as a separate class:

Votes For	Votes Against	Abstain
5,480,031	706,418	—

SECTION 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On September 19, 2014, the Company issued a press release announcing the voting results from the Special Meeting.  The foregoing description of the press release is qualified in its entirety by reference to the full text of the press release, a copy of which is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall not be subject to liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

SECTION 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

99.1	Press release dated September 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: September 19, 2014	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer
and Chief Accounting Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated September 19, 2014.